                                    AGREEMENT

     This Agreement is dated for reference purposes only August 24, 1999, and is by and between OraLabs Holding Corp., a Colorado corporation (the "Company") and Creative Business LLC, a Colorado limited liability company ("CBS") and Allen R. Goldstone ("Goldstone").

     WHEREAS, the Company recently closed a transaction (the "Transaction") between it and Pecos Acquisition Company ("Pecos") pursuant to which the Company was paid a fee represented by $500,000 in cash as well as securities representing a five percent (5%) ownership interest in Pecos (consisting of 631.579 shares of preferred stock (the "Preferred Stock") and 50 shares of common stock (the "Common Stock") of Pecos (the 631.579 shares of Preferred Stock and 50 shares of Common Stock are collectively referred to as the "Shares"); and

     WHEREAS, throughout the negotiations of the transaction, CBS, which is solely owned by Goldstone, provided consulting and brokerage services to the Company which consisted of services separate and apart from those provided by Goldstone to the Company in his capacity as a director; and

     WHEREAS, the parties have agreed upon the compensation payable to CBS in consideration for the performance of its services; and

     WHEREAS, Goldstone wishes to resign as a member of the Board of Directors of the Company and the Company wishes to accept his resignation; and

     WHEREAS, the board of directors of the Company has determined that the payment of the compensation described herein is reasonable and is fair to the Company.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy and sufficiency of which is acknowledged, the parties agree as follows:

     1. By no later than September 1, 1999, the Company shall compute its out of pocket expenses incurred in connection with the Transaction and a copy of such computations shall be delivered to Goldstone. Promptly thereafter, the Company shall pay to CBS a cash payment equal to 25% of the number obtained by subtracting the expenses from the figure of $500,000.

     2. The Company hereby grants CBS, solely in CBS's capacity as an assignee of distributions, a beneficial interest in 25% of all distributions which may hereafter be made to the Company by Pecos with respect to the Shares (CBS acknowledges that the five percent (5%) share may be diluted by Pecos and in such event the 25% interest of CBS shall thereafter apply to the Company's diluted interest). Such beneficial interest of CBS shall be applicable as well to any securities issued to the Company with respect to the Shares such as by means of a stock dividend or stock split. Upon receipt of any distributions from Pecos respecting the Shares, the Company shall promptly pay CBS an amount equal to 25% of any such distribution. In no event shall this paragraph be construed to require the Company to make any payment to CBS except to the extent of and from 25% of proceeds actually received by the Company with respect to the Shares. Within a reasonable time after the Company receives any report from Pecos which relates to distributions payable to the Company arising out of the Company's ownership of the Shares, the Company shall send a copy thereof to Goldstone. Goldstone agrees to maintain the confidentiality of such reports and the Company has the right to redact provisions of any such reports which do not relate to the amount of any distributions owing to the Company by Pecos.

     3. Notwithstanding any provision of Agreement to the contrary, all voting rights and all other rights of the Company as a shareholder of Pecos shall be exercisable solely by the Company and CBS shall have no right to participate therein. In addition, CBS shall have no right to participate in any other transactions which the Company in the exercise of its sole discretion may desire to enter into with or otherwise relating to Pecos.

     4. CBS and Goldstone each agree that the payments which may be made to CBS pursuant to this Agreement represent fair compensation for the services provided by CBS. Goldstone and CBS, together and separately and for the benefit of their affiliates and themselves, their heirs, successors and assigns (collectively, the "Releasing Party"), hereby release OraLabs Holding Corp. and its subsidiaries, each of its officers and directors, and all of their respective successors and assigns (collectively, the "Released Party"), from any and all claims and causes of action which the Releasing Party or any of them has or may have in the future against any one or more of the Released Parties arising out of any facts or circumstances whatever. As an illustration of the foregoing but not as a limitation of the generality thereof, the Releasing Party agrees that it is not entitled to any other compensation from the Released Party for any matter whatsoever. The provisions of this release have been agreed upon by Goldstone and CBS knowingly, with advice of counsel as they deem appropriate, and the execution of this release has been voluntarily made.

     5. In order to avoid any confusion about compensation which may be owing to Goldstone or CBS in consideration for services they may render with respect to any subsequent transactions by the Company, Goldstone and CBS agree that they shall not be entitled to any claim for compensation unless and until the parties execute a written agreement concerning such compensation on terms acceptable to all of the parties in the exercise of their respective sole discretions. No course of conduct or alleged oral agreement by the parties may be relied upon by any party in support of a claim for compensation.

     6. The law firm of Waldbaum, Corn, Koff & Berger, P.C. has acted as the Company's counsel in connection with the negotiation and execution of this Agreement. Goldstone and CBS have been advised to obtain the advice of their own separate legal counsel and other advisors as they deem appropriate. Goldstone and CBS are separately responsible for obtaining advice about the tax consequences, if any, of entering into this Agreement.

     7. Goldstone hereby tenders his resignation as a director and from all officer positions held by him with the Company and its subsidiaries and the Company hereby accepts such

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resignations, effective immediately upon mutual execution of this instrument. In connection with such resignation, Goldstone agrees that he is not resigning because of a disagreement with the Company on any matter related to the Company's operations, policies or practices.

     8. This Agreement may be executed in counterparts and facsimile signatures shall be accepted as originals.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates specified below.

                                         ORALABS HOLDING CORP., a Colorado
                                            corporation


                                         By: /s/ Gary H. Schlatter
                                            ----------------------------------
                                            Gary H. Schlatter, President

                                         Date:8/24/99
                                              --------------------------------

                                         CREATIVE BUSINESS LLC, a
                                         Colorado limited liability company


                                         By: /s/ Allen R. Goldstone
                                            ----------------------------------
                                            Allen R. Goldstone, Managing
                                            Member

                                         Date:8/25/99
                                              --------------------------------

                                         /s/ Allen R. Goldstone
                                         -------------------------------------
                                         Allen R. Goldstone, individually

                                         Date: 8/25/99
                                              --------------------------------

                      ADDENDUM TO AUGUST 24, 1999 AGREEMENT

     This document is an addendum to the agreement dated August 24, 1999 between OraLabs Holding Corp. (OL) and Allen Goldstone (Goldstone) and Creative Business, LLC (CBS), collectively (GCBS).

     GCBS hereby agrees to indemnify OL for any fees and expenses that OL pays to Larry Kaplan and his affiliates (LK) resulting from a claim that LK is due a fee for his participation in the acquisition by OL of a minority interest in Pecos Pharmaceutical.

     If LK asserts a claim against OL, GCBS will either settle the claim or defend the claim at its expense with legal counsel satisfactory to OL. In the event of any litigation between OL and GCBS concerning this agreement the prevailing party shall be awarded its cost and attorneys fees incurred therewith.

     To the extent any claim is made by LK against OL, relating to this transaction, then funds otherwise payable to CBS under this Agreement may be withheld and offset against those payments due GCBS until the claim is resolved.

                                     ORALABS HOLDING CORP.


                                     By: /s/ Gary H. Schlatter
                                        ---------------------------------------
                                              Gary H. Schlatter, President

                                     Date: 9/17/99
                                          -------------------------------------

                                     /s/ Allen R. Goldstone
                                     ------------------------------------------
                                     Allen R. Goldstone, individually


                                     Date 9/17/99
                                          -------------------------------------

                                     CREATIVE BUSINESS LLC


                                     /s/ Allen R. Goldstone
                                     ------------------------------------------
                                     Allen R. Goldstone, President

                                     Date: 9/17/99
                                          -------------------------------------